UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2013

Rightscorp, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-171486	33-1219445
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

3100 Donald Douglas Loop, North
Santa Monica, CA 90405
(Address of principal executive offices)

(855) 266-6084
(Registrant’s telephone number, including area code)

304 1020 14th Ave SW, Calgary Alberta T2R 0N9
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

Rightscorp, Inc. (the “Company”) is filing this Amendment to its Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (“SEC”) on July 18, 2013 (the “Original Form 8-K”) to include the text of the amendment to the Company’s Articles of Incorporation that is referenced in the Original Form 8-K.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 18, 2013, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock from sixty-five million (65,000,000) shares of Common Stock to two hundred fifty million (250,000,000) shares of Common Stock, each with a par value of $0.001 (the “Certificate of Amendment”).

A copy of the Articles of Incorporation of the Company, as amended, are filed herewith as Exhibit 3.1 and incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On July 18, 2013, the Company sent an Information Statement to its stockholders regarding certain actions to be taken by the Company.  A copy of the Information Statement is attached hereto as Exhibit 99.1 and incorporated herein by reference.  As described in the Information Statement, on July 17, 2013, stockholders holding an aggregate of twenty two million two hundred thousand (22,200,000) shares of common stock, which constitutes a majority of the voting power of the Company, took action by written consent for the purpose of approving the Certificate of Amendment.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Name
3.1	Articles of Incorporation of the Company, as amended
99.1 (1)	Information Statement of Rightscorp, Inc., dated July 18, 2013

(1)	Incorporated by reference to our Current Report on Form 8-K, filed on July 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rightscorp, Inc.

	By:	/s/ Lester Esguerra Martinez
Lester Esguerra Martinez
Date: September 20, 2013		Chief Executive Officer. President, Chief Financial Officer, Director